Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts

Nuveen North Carolina Dividend Advantage
Municipal Fund
333-49256
811-09461


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-012789.